UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): May 23, 2005

Trinsic, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-28467 (Commission File Number)	59-3501119 (I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)

(813) 273-6261
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Relating to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant
SIGNATURE

Section 4 – Matters Relating to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

     As of May 23, 2005, PricewaterhouseCoopers LLP ("PWC"), will no longer be engaged by Trinsic, Inc. (the "Company"), as the Company's independent registered public accounting firm. PwC's reports on the Company's consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle, except that PwC's report on the Company's financial statements as of and for the year ended December 31, 2004 contained an explanatory paragraph expressing substantial doubt as to the Company's ability to continue as a going concern. During the years ended December 31, 2004 and 2003 and through May 23, 2005, there have been no disagreements with PwC regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in their report on the Company's financial statements for such years. During the years ended December 31, 2004 and 2003 and through May 23, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company's Audit Committee is in the process of interviewing replacement firms and expects to make a selection and announcement regarding a new audit firm in the near future. The Company has requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above statements. That letter is unavailable at this time. It will be filed as promptly as possible with a subsequent report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 27, 2005.

TRINSIC, INC.

	BY:	/s/ Horace J. Davis, III

	Name:	Horace J. Davis, III
	Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.